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Aptiv PLC

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APTIV Investor outreach April 2021

Executive Summary EXECUTING OUR STRATEGY TO BUILD A MORE SUSTAINABLE BUSINESS – BEFORE, DURING AND AFTER THE DISRUPTIVE IMPACT OF COVID BUILDING A MORE SUSTAINABLE BUSINESS IMPACT OF THE COVID-19 PANDEMIC EXECUTIVE COMPENSATION Industry-leading Product Portfolio Human Capital Linked to Business Strategy Active Board Engagement Strong Financial Performance Unprecedented 6-Month Financial Impact in 2020 Navigating Through the Crisis Proactive Shareholder Outreach Consistently Strong Say-on-Pay Support – 97.8% 9-year Avg Compensation Governance Reflects Shareholder Feedback Board Discretion Restores Motivational / Retentive Impact Right Plan Adjustments for More Volatile Environment Aptiv Investor Outreach, April 2021

Aptiv Investor Outreach, April 2021 Building A More Sustainable Business MANAGEMENT AND BOARD OF DIRECTORS ALIGNED ON BUSINESS TRANSFORMATION AND VALUE CREATION TRANSFORMING OUR BUSINESS FOUNDATION… …RESULTING IN SUSTAINABLE VALUE CREATION Improved market positions around safe, green and connected megatrends Optimized portfolio of advanced technologies ACTIVE BOARD ENGAGEMENT HUMAN CAPITAL DELIVERING ON OUR VISION STRONG FINANCIAL PERFORMANCE CREATED INDUSTRY LEADING GROWTH PORTFOLIO Experienced, qualified, diverse, and engaged board Corporate governance aligned to shareholder interests Attracting, developing and retaining strong and diverse talent Industrial-tech recruitment tightly aligned to strategy Execution of business strategy delivering consistent outperformance Enabled Aptiv to adapt and thrive in more dynamic environment S&P 500 +82% +129% Auto Peers2 +49% TOTAL SHAREHOLDER RETURN 2015 TO 20201 TSR data sourced from Capital IQ from 12/31/14 to 12/31/20 and represents a market cap weighted index of peers. Auto Peers include CON, DENSO, LEA, MGA, VALEO, VC

Proactive Portfolio Actions Since 2015

SMART PORTFOLIO ENHANCEMENTS HAVE POSITIONED APTIV TO THRIVE IN A MORE DYNAMIC ENVIRONMENT



ACQUISITIONS / JOINT VENTURE enhancing automated driving & data management capabilities at attractive valuations
ACQUISITIONS increasing our scale and leverage in engineered components and presence in adjacent markets
IPO 2011
Jun 2015 Thermal
Jul 2015 ottomatika
Jul 2015 Reception Systems
Nov 2015 Control-Tec
Dec 2015 HellermannTyton
Dec 2016 Mechatronics
Nov 2017 nuTonomy
Dec 2017 Powertrain Segment Spin-off
Jun 2018 KUM
Oct 2018 Winchester
Nov 2019 gabocom
Mar 2020 Motional
Automated Driving 50/50 Joint Venture with Hyundai
EXITED low growth commodity businesses, where limited opportunity for differentiation was increasingly driving price pressure
POWERTRAIN SEGMENT SPIN-OFF positioned Aptiv to better leverage brain and nervous system capabilities

4 Aptiv Investor Outreach, April 2021

APTIV

Aptiv Investor Outreach, April 2021 INDUSTRIAL Outsized impact driven by decades of experience in delivering sustainable value creation and performance through cycle TECHNOLOGY Agility and creativity to thrive in dynamic end markets, that are requiring smarter, more integrated solutions INDUSTRIAL TECH Human Capital Tightly Aligned to Business Strategy ATTRACTING, DEVELOPING AND RETAINING TOP INDUSTRIAL AND EMERGING TECH TALENT TO DELIVER VISION EXPANDING DIVERSITY OF EXPERIENCE Executive hire examples since 2018

Active Board of Directors Engagement

CORPORATE GOVERNANCE ALIGNED TO SHAREHOLDER INTERESTS WITH STRONG PARTNERSHIP BETWEEN BOARD OF DIRECTORS AND MANAGEMENT

CHARACTERISTICS OF DIRECTOR NOMINEES

DIVERSITY
- 12 members; 42% diversity (3 gender, 2 ethnic/race)

ELECTIONS
- Held annually

LEADERSHIP
- Proven management track record

EXPERIENCE
- Decades of diverse industry expertise

BOARD TENURE
- Average board tenure ~5 years

PERFORMANCE EVALUATIONS
- Annual assessments of Board and committees; evaluations of individual and peer performance

RISK MANAGEMENT

WEEKLY UPDATES FROM OUR CEO AND SIX ADDITIONAL BOARD MEETINGS DURING COVID

STRATEGY
- Product portfolio review
- Operational planning
- Long-term enterprise risks and opportunities
- Strategic investments

GOVERNANCE
- Selection and evaluation of Board members
- Corporate governance guidelines
- Compensation planning
- Data privacy and security

ETHICS & COMPLIANCE
- Company culture
- DRIVE Line cases
- Diversity and inclusion
- Human capital management

SUSTAINABILITY
- ESG priorities
- Long-term environmental goals and commitments
- Safety and compliance
- Community involvement

FINANCE
- Financial performance and disclosures
- Annual budget and long-term business plan
- Capital deployment

INVESTOR SENTIMENT
- Market and industry insight and assessment
- Investor and analyst feedback and perception
- Communication strategy

6 *Aptiv Investor Outreach, April 2021* APTIV

Financial Performance Drives Value Creation GROWTH PROFITABILITY SHAREHOLDER RETURN Peers2 | 120 Production | 81 Peers2 | 70 | 96 Revenue, IHS Production Adjusted EBITDA1 2015 – 2020 Total Shareholder Return (TSR)3 Peers2 | 110 EBITDA adjusted for restructuring and other special items Auto Peer group includes: CON, DENSO, LEA, MGA, VALEO, VC; Revenue and Adjusted EBITDA converted in USD. Growth, Profitability, and Total Shareholder Return data sourced from Capital IQ; TSR data from 12/31/2014 to 12/31/2020 and represents a market cap weighted index of peers. ROBUST REVENUE AND EARNINGS RELATIVE TO PEERS DRIVES CONSISTENT OUTPERFORMANCE Aptiv Investor Outreach, April 2021

Impact of COVID-19 Aptiv Investor Outreach, April 2021 UNPRECEDENTED INDUSTRY DECLINES FIRST HALF OF 2020 DUE TO COVID-19 $1,259 16.0% $1,358 2H 2020 $7,880 8% | 9% EBITDA2 EBITDA Margin OPERATING CASH FLOW REVENUE Adj Growth %1 | GoM $2.26 EARNINGS PER SHARE2 ($ millions, except per share amounts) GLOBAL VEHICLE PRODUCTION (1%) $362 7.0% $55 1H 2020 $5,186 (26%) | 10% ($0.44) (36%) 1 Revenue growth excludes impact of foreign exchange, commodities, acquisitions and divestitures 2 Adjusted for restructuring and other special items; see appendix for detail and reconciliation to US GAAP COVID IMPACT GLOBAL VEHICLE PRODUCTION (20%) 1Q production decline >(50%) 2Q production decline CUSTOMER SHUTDOWNS China: 6 week shutdown in Q1 followed by slow initial recovery NA/Europe: OEMs halted vehicle production 8 weeks in April/May; phased restarts RECESSION PLAYBOOK Approximately EBITDA breakeven at >(40%) decline in 2Q revenue

Navigating Through The Crisis Aptiv Investor Outreach, April 2021 STABILIZING OPERATIONS IMMEDIATE AND DECISIVE ACTIONS TO PROTECT EMPLOYEES, CUSTOMERS AND SHAREHOLDERS Coordinated customer response teams resulting in zero restart disruptions Effective management of supply chain disruptions FOCUS AREAS MANAGEMENT AND BOARD ACTIONS EMPLOYEE HEALTH & SAFETY Plant and facility closures at over 200 sites Implemented safety protocols and contact tracing technologies Findings from outside medical experts and their evaluation of our protocols ENHANCING FINANCIAL FLEXIBILITY Cost reduction actions including 50% CEO, 10% officer pay cuts Bonus reduction, delayed merits, suspension of retirement plan contributions Suspended dividends, share repurchases and relentless focus on capital efficiency Continued investments for growth in fastest growing product lines – Active Safety, High Voltage Electrification and Smart Vehicle Architecture™ Strong collaboration and ONE APTIV approach to solving customers toughest challenges LONG-TERM VALUE CREATION KEY 2020 RESULTS 100% SITES OPERATING WITH APTIV SAFETY PROTOCOLS $100M ANNUAL INVESTMENT IN SAFE START PROTOCOLS 2.5x YEAR-END DEBT-TO-EBITDA 10% GROWTH OVER UNDERLYING VEHICLE PRODUCTION

Proactive Shareholder Outreach Throughout 2020 CORPORATE GOVERNANCE AND COMPENSATION Executive compensation / Strategic results modifier Board composition and refreshment Board engagement and oversight on sustainability topics Board annual evaluation process INFORMED AND REINFORCED MANAGEMENT AND BOARD OF DIRECTOR DECISIONS DISCUSSION TOPICS RISK MANAGEMENT DURING THE PANDEMIC Aptiv Safety Protocols and resuming operations Board and management oversight and communication Completion and reinstatement of austerity measures SOCIAL Aptiv’s culture transformation Diversity & Inclusion; gender pay equity Attracting and retaining engineering talent Training & development SHAREHOLDER FEEDBACK ENVIRONMENTAL Environmental impact of Aptiv products Scope 3 Carbon Emissions / Science Based Targets Path to carbon neutrality Clear evidence of extraordinary execution throughout the year Company responded quickly to navigate pandemic and position itself for long-term recovery outperformance Open to and supportive of creative solutions in light of the pandemic In shareholders’ best interests to motivate and retain management Explain how Aptiv took care of employees first – investments in workplace safety, significant cash recognition awards, restoring merit increases and retirement plan contributions Board diversity increasingly incorporated into proxy voting guidelines Consider setting employee diversity targets Disclose employee diversity by management level Publish additional HR-related policies (i.e. primary care leave) Appreciate alignment of ESG targets into company strategy and mgmt. comp Board oversight on sustainability topics, including target setting and transparency in 2020 Sustainability Report Align with Task Force on Climate-related Financial Disclosures (TCFD) Set Science Based Targets and achieve net zero emissions by 2040 Aptiv Investor Outreach, April 2021

Incentives Aligned to Long-Term Value[1]

STRONG SHAREHOLDER SUPPORT REFLECTED IN 97.8% 9-YEAR AVERAGE[2] SAY-ON-PAY

PERFORMANCE BASED

Named Executive Officer Pay Mix

85%
Pay-At-Risk


BASE PAY | 15%
ANNUAL INCENTIVE PLAN (AIP) | 16%
LONG-TERM INCENTIVE PLAN (LTIP) | 69%

LONG-TERM VALUE FOCUSED

Incentives Aligned To Creating
SHAREHOLDER VALUE

LTIP

- 33.3% | NET INC
- 33.3% | TSR[4]
- 33.3% | RONA

75% Performance[6]
25% Time Based[6]

AIP

- 50% | NET INC[3]
- 40% | CASH (CFBF)
- 10% | GOM[5]

SRM Goals drive strategic factors

- Performance Based LTIP linked to business plan; strongly incentivizing commitment to outperformance
- Stock Ownership Guidelines:
  CEO = 6x of base salary
  Executive Officers = 3x of base salary

ACHIEVED THE RIGHT WAY

Strategic Results Modifier (SRM) Component of AIP

10% SRM
STRATEGIC RESULTS MODIFIER

2020 ESG METRICS RELATED TO:

TALENT & DIVERSITY
Attract and retain the best

CULTURE
Reinforce values and behaviors of a winning team

QUALITY
Drive flawless launch and delivery

1. Reflects 2020 Plan Year designs
2. Since IPO
3. Segment performance metrics based on Operating Income and Simplified Operating Cash Flow
4. TSR performance relative to Russel 3000 Auto Index peers
5. GOM = Growth Over Market, or over underlying vehicle production
6. For Executive Officers

11 *Aptiv Investor Outreach, April 2021*

APTIV

Compensation Governance

REFLECTS FEEDBACK FROM SHAREHOLDER OUTREACH

KEY PRINCIPLES	IMPLICATIONS
Preserve **value for our shareholders**	• Management's actions preserved and enhanced Aptiv's financial strength during the COVID-19 pandemic and generated strong returns following the restart of our global operations – including 10% sales growth over market and achieving 49.6% TSR over 2018 through 2020.
Consider the welfare of our **employees first**	• Approved a program to provide cash recognition and restitution to ~15,000 employees (excl. NEOs/Officers) • Implemented previously-approved salary increases for salaried employees, effective Sep 1, 2020 • Reinstated Aptiv's retirement plan contributions for US, Ireland, and Mexico employees, effective Jan 1, 2021
Compensate and reward performance and value creation	• Adjusted incentive awards to restore intended motivational and retentive value and preserve our pay-for-performance philosophy
Reduce pay opportunity in conjunction with adjusted goals	• Reduced upside potential in the 2020 short-term incentive award cycle and in the 2019 and 2020 long-term incentive award cycles
Cap long-term payouts at target if we do not outperform our peers	• Capped payouts at target if relative TSR is below median of TSR peer group[1] for the 2019 and 2020 long-term incentive cycles

[1] TSR Peer group reflects the Russell 3000 Auto Parts Index.

12 *Aptiv Investor Outreach, April 2021*

APTIV

Board Discretion Restores Motivational/Retentive Impact

WHILE PRESERVING VALUE FOR SHAREHOLDERS

TOTAL SHAREHOLDER RETURN[1]

1-YEAR (2020)



+16.3%
+30.9%
+37.5%
S&P 500
Auto Peers
APTIV

STRONG SHAREHOLDER VALUE[2]

49.6%

3-YEAR TSR

89TH

PERCENTILE OF OUR TSR PEER GROUP

MEANINGFUL COMPENSATION REDUCTIONS

50% / 10%

CEO/SENIOR OFFICER BASE SALARY REDUCTION
FROM APRIL-AUGUST 2020

100%

EMPLOYEES IMPACTED BY DELAYED DISCRETIONARY BASE SALARY INCREASES

6-MO COVID IMPACT COLLAPSED SHORT & L-TERM INCENTIVES

65%

ANNUAL INCENTIVE **(VS. 10% UNADJUSTED)**

95%

2018-2020 PERFORMANCE LTIP **(VS. <50% UNADJUSTED)**

1. Data sourced from S&P Capital IQ, updated from 12/31/2019 through 12/31/20 and 12/29/2017 through 12/31/2020.; Auto Peers include market cap weighted index of: CON, LEA, VNE, Valeo, VC, Denso, MGA
2. Data as reflected in the 2021 Proxy Statement. TSR based on average closing price in December. Peer group reflects the Russell 3000 Auto Parts Index.

13 *Aptiv Investor Outreach, April 2021*

APTIV

Right Plan Adjustments for More Volatile Outlook DESPITE CONTINUED END MARKET UNCERTAINTY, REDUCED MAXIMUM PAYOUT OPPORTUNITY Aptiv Investor Outreach, April 2021 Holistic Plan Changes Payout Before Adjustments1 Payout After Adjustments After Application of Further Discretion 2020 ANNUAL INCENTIVE PLAN Based on Achievement of 2H’20 Targets 10% (only GOM at target) 65% 65% (cash recognition and restitution awards to employees paid first) 2018-2020 PERFORMANCE-BASED RSUs Truncated Performance Period 2018-2019 49% (only TSR above target) 106% 95% (2018 Performance Plan tracking ~100% coming into the year) 2019-2021 PERFORMANCE-BASED RSUs Adjusted Financial Goals 2020, 2021 Reflect New Market Realities 43% (200% maximum payout) TBD (150% maximum payout, capped at 100% if relative TSR is below median) TBD 2020-2022 PERFORMANCE-BASED RSUs Adjusted Financial Goals 2020, 2021, 2022 Reflect New Market Realities 33% (200% maximum payout) TBD (150% maximum payout, capped at 100% if relative TSR is below median) TBD 1 Projected as of 12/31/2020 ≤ ≤

This presentation, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market and resulting from the United Kingdom’s exit from the European Union, commonly referred to as “Brexit”; uncertainties posed by the novel coronavirus (COVID-19) pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to the Company’s products; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law. Forward Looking Statements Aptiv Investor Outreach, April 2021

Aptiv Investor Outreach, April 2021

YoY Revenue Growth Metrics Aptiv Investor Outreach, April 2021   1H 2020 2H 2020 2020 Reported net sales % change (28%) 10% (9%) Less: foreign currency exchange and commodities (2%) 2% - % Less: divestitures and other, net - % - % - % Adjusted revenue growth (26%) 8% (9%)

Non-US GAAP Financial Metrics ($ millions) 1H 2020 2H 2020 2020 Net income attributable to Aptiv 1,206 598 1,804 Interest expense 87 77 164 Other expense (income), net 7 (7) - Income tax (benefit) expense (4) 53 49 Equity loss, net of tax 16 67 83 Net (loss) income attributable to noncontrolling interest (4) 22 18 Operating income 1,308 810 2,118 Depreciation and amortization 364 400 764 EBITDA 1,672 1,210 2,882 Restructuring 100 36 136 Other acquisition and portfolio project costs 16 7 23 Deferred compensation related to acquisitions 8 6 14 Gain on business divestitures and other transactions (1,434) - (1,434) Adjusted EBITDA 362 1,259 1,621 Aptiv Investor Outreach, April 2021

Non-US GAAP Financial Metrics

($ millions, except per share amounts)	1H 2020	2H 2020	2020
Net income attributable to ordinary shareholders	1,203	566	1,769
Mandatory convertible preferred share dividends	3	32	35
Net income attributable to Aptiv	**1,206**	**598**	**1,804**
Adjusting items:			
Restructuring	100	36	136
Other acquisition and portfolio project costs	16	7	23
Asset impairments	4	6	10
Deferred compensation related to acquisitions	8	6	14
Gain on business divestitures and other transactions	(1,434)	-	(1,434)
Debt modification costs	4	-	4
Gain on changes in fair value of equity investments	-	(10)	(10)
Tax impact of adjusting items (a)	(18)	(4)	(22)
Adjusted net income attributable to Aptiv	**(114)**	**639**	**525**
Adjusted weighted average number of diluted shares outstanding (b)	258.59	283.02	270.70
Diluted net income per share attributable to Aptiv (c)	4.66	2.09	6.66
Adjusted net (loss) income per share (c)	**(0.44)**	**2.26**	**1.94**

(a) Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(b) In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the "MCPS") and received proceeds of $1,115 million, after deducting expenses and the underwriters' discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv's ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the "if-converted" method of share dilution (the incremental ordinary shares deemed outstanding applying the "if-converted" method of calculating share dilution are referred to as the "Weighted average MCPS Converted Shares" on the next slide). The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the "if-converted" method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the six months ended June 30, 2020 and for the year ended December 31, 2020) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the "if-converted" method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

(c) Due to the use of the weighted average shares outstanding for each half year period for computing earnings per share, the sum of the half year per share amounts may not equal the per share amount for the year.

19 *Aptiv Investor Outreach, April 2021*

• APTIV •

Shares Outstanding Aptiv Investor Outreach, April 2021 (millions) 1H 2020 2H 2020 2020 Weighted average ordinary shares outstanding, basic 256.77 270.03 263.43 Dilutive shares related to RSUs 0.25 0.62 0.44 Weighted average MCPS Converted Shares 1.57 12.37 6.83 Adjusted weighted average ordinary shares outstanding, including dilutive shares 258.59 283.02 270.70